UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 10, 2015

Retractable Technologies, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-16465	75-2599762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

511 Lobo Lane, Little Elm, Texas	75068-5295
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 294-1010

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On November 10, 2015, Retractable Technologies, Inc. (the “Company”), together with its Audit Committee, concluded that investors should no longer rely on the previously issued unaudited condensed financial statements as of and for the three and six months ended June 30, 2015 (the “Affected Periods”) in its Form 10-Q for the quarterly period ended June 30, 2015 as originally filed with the U.S. Securities and Exchange Commission on August 14, 2015 (the “Original Report”).  The Company reached its conclusion after discussion with its Audit Committee and a joint discussion with its independent registered public accounting firm.  The Company also identified a material weakness in its internal controls as of June 30, 2015.  The Company is taking steps to remediate this weakness.

The Company will restate its previously issued unaudited condensed financial statements for the Affected Periods and related notes and other disclosures on Form 10-Q/A for the quarterly period ended June 30, 2015 and file such Form 10-Q/A with the U.S. Securities and Exchange Commission as soon as possible.  Additionally, the Company currently anticipates that it will be in a position to timely file its Form 10-Q for the quarterly period ended September 30, 2015.

In the course of preparing the condensed financial statements as of and for the three and nine months ended September 30, 2015, the Company discovered an error in the total amount of raw materials in the detailed subsidiary ledger as of June 30, 2015.  The Company’s raw materials subsidiary ledger is in a spreadsheet format.  Such error resulted from an incorrect summation of individual inventory amounts in the spreadsheet.  This resulted in the recording of incorrect raw materials and cost of goods sold amounts in the Company’s general ledger which was used to prepare the unaudited condensed financial statements in the Original Report.  Consequently, raw materials inventories were understated by $596,000 as of June 30, 2015 and cost of goods sold was overstated by $596,000 for the Affected Periods.

The Audit Committee and management of the Company have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 13, 2015	RETRACTABLE TECHNOLOGIES, INC.
(Registrant)

	BY:	/s/ Douglas W. Cowan
DOUGLAS W. COWAN
VICE PRESIDENT, CHIEF FINANCIAL OFFICER, AND CHIEF ACCOUNTING OFFICER